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                                                                   Exhibit 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of United Rentals, Inc. of our report dated November 17, 1998 relating to the financial statements of United Rentals, Inc.; to the incorporation by reference in the Prospectus of our report dated November 17, 1998 relating to the financial statements of United Rentals, Inc.; and to the use of our report dated January 28, 1998 relating to the financial statements of U.S. Rentals, Inc., which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP

Sacramento, California
February 1, 1999